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                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

  We hereby consent to (i) the use in the Joint Proxy and Consent Solicitation Statement/Prospectus (the "Prospectus") constituting a part of the Registration Statement on Form S-4 filed by Edge Petroleum Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, of information contained in our reserve report that is summarized as of September 30, 1996 in our summary letter dated November 27, 1996, relating to the oil and gas reserves and revenue, as of September 30, 1996 of certain properties that are sought to be combined in the Company which are currently held by Edge Joint Venture II and James C. Calaway, which summary letter is attached thereto on Appendix E, and (ii) all references to such report letter and/or to this firm in such Prospectus, and further consent to our being named as an expert therein.

                                          /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

                                          RYDER SCOTT COMPANY
                                            PETROLUEM ENGINEERS

Houston, Texas
December 4, 1996